UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 3, 2008
FX Real Estate and Entertainment Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33902	22-2407475

(Commission File Number)	(IRS Employer Identification No.)

650 Madison Avenue
New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 838-3100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 3, 2008, FX Real Estate and Entertainment Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Barry A. Shier in connection with retaining Mr. Shier as the Company’s Chief Operating Officer and appointing him as a director as described in Item 5.02 below. Pursuant to the Purchase Agreement, on January 3, 2008, Mr. Shier purchased 500,000 unregistered shares of the Company’s common stock for $5.14 per share, for an aggregate purchase price of $2,570,000.
     Under the terms of the Purchase Agreement, Mr. Shier is not be able to sell or otherwise transfer these shares until January 3, 2010, except for estate planning purposes subject to the Company’s advance written consent. On January 3, 2010 or as soon thereafter as the Company is eligible to use a short-form registration statement on Form S-3, the Company will register these shares for resale with the Securities and Exchange Commission. The Company will use the proceeds from the sale of the shares for working capital and general corporate purposes.
     The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.
     The disclosure contained above in Item 1.01 is hereby incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Robert F.X. Sillerman
     On January 7, 2008, the Company and Robert F.X. Sillerman entered into an employment agreement, which will become effective for a five-year term upon the earlier of (i) the date on which the acquisition of CKX, Inc. (“CKX”) by 19X, Inc. (“19X”) is consummated and (ii) the date on which the merger agreement between CKX and 19X, Inc. is terminated. From the date CKX completes its pending distribution of shares of the Company’s common stock to its stockholders of record as of December 31, 2007, currently scheduled for January 10, 2008, until such time as Mr. Sillerman’s employment agreement becomes effective, Mr. Sillerman will serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors in furtherance of CKX’s obligations under the shared services agreement between CKX and the Company. Mr. Sillerman will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board upon effectiveness of and pursuant to the terms of his employment agreement with the Company.
     Under his employment agreement with the Company, Mr. Sillerman will not receive any annual cash compensation. Upon entry into his employment agreement, Mr. Sillerman was granted a stock option to purchase up to 6,000,000 shares of the Company’s common stock at a price of $20 per share. Mr. Sillerman’s employment agreement also provides for certain fringe benefits and contains provisions related to termination of employment, confidentiality and other matters. Mr. Sillerman’s employment agreement also includes a non-competition provision in favor of the Company which will be operative during the term of the employment agreement, except such non-competition provision would terminate in the instances where Mr. Sillerman is terminated without “cause” or he elects to terminate his employment upon a “change in control” Upon a “change in control,” Mr. Sillerman will be entitled to a lump sum cash payment of $3 million. In addition, Mr. Sillerman will be entitled to terminate his employment with the Company. Further, all then unvested options and restricted stock, if any, will become fully vested and exercisable.
     Upon effectiveness of his employment agreement with the Company, Mr. Sillerman’s employment agreement with CKX will be revised to allow him to provide up to 50% of his work time on matters pertaining to the Company. Similarly, his employment agreement with the Company will allow him to provide up to 50% of his work time on matters pertaining to CKX and/or 19X.
     In addition to serving as the Company’s Chief Executive Officer and Chairman of the Board, Mr. Sillerman, 59, has served as Chairman and Chief Executive Officer of CKX since February 2005. Prior to that, Mr. Sillerman was Chairman of FXM, Inc., a private investment firm, since August 2000. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through the present. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX Entertainment, Inc. from its formation in December 1997 through its sale to Clear Channel Communications in August 2000.
     Other than the shared services agreement between the Company and CKX and Mr.Sillerman’s employment agreement with the Company, there are no arrangements or understandings between Mr. Sillerman and any other person pursuant to which he will be appointed Chairman of the Board. It is not expected that Mr. Sillerman will become a member of any committees of the Board of Directors. The relationships or related transactions between Mr. Sillerman and the Company of the type required to be disclosed under Item 404(a) of Regulation S-K are disclosed in the Company’s final prospectus to its effective Registration Statement on Form S-1 (Registration No. 333-145672), as filed with the Securities and Exchange Commission on January 3, 2008, which disclosure is incorporated herein by this reference.
     The foregoing description of Mr. Sillerman’s employment agreement with the Company is not complete and is qualified in its entirety by reference to the full text of such employment agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.
     Barry A. Shier
     Mr. Shier entered into an employment agreement with the Company effective on December 31, 2007 pursuant to which he was appointed Chief Operating Officer and a director. The employment agreement is for a term of five years. Pursuant to the employment agreement, Mr. Shier will receive a base salary starting at $2,000,000, subject to annual increases equal to the greater of: (a) five percent (5%) or (b) the percentage increase in the Consumer Price Index published by the Federal Bureau of Labor Statistics for the New York, New York metropolitan area during the previous twelve (12) full calendar months. Upon entry into his employment agreement, Mr. Shier was granted a stock option to purchase up to 1,500,000 shares of our common stock at a price of $10.00 per share. The option vests ratably over a two year period, becoming exercisable in full at the end of two years. In addition, under his employment agreement Mr. Shier will receive options to purchase 200,000 shares per year over the next five years, in each case with strike prices equal to the fair market value when the grants occur. Such options will be granted on December 31st of each contract year and vest on the date of the grant of such options. Under the terms of the employment agreement, Mr. Shier agreed to enter into the Purchase Agreement, a description of which is set forth in Item 1.01. The disclosure contained above in Item 1.01 is hereby incorporated herein by reference.

     Mr. Shier’s employment agreement also provides for certain fringe benefits and contains provisions related to termination of employment, confidentiality and other matters. Mr. Shier’s employment agreement also includes a non-competition provision in favor of the Company which will be operative during the term of his employment and for one-year following expiration or termination thereof. Upon a “change in control,” Mr. Shier will be entitled to a lump sum cash payment equal to his then base salary and all then unvested options and restricted stock, if any, will become fully vested and exercisable.
     Prior to joining the Company, Mr. Shier, 52, had a long history of operating in the hotel/casino industry in Las Vegas and elsewhere around the world. Over the course of his career, Mr. Shier served in various executive capacities for Mirage Resorts, Inc. and Golden Nugget, Inc., a subsidiary of Mirage Resorts. During his tenure with Mirage, he was involved in design development, marketing and operations for the parent company. Mr. Shier served as the Chairman and Chief Executive Officer for both Golden Nugget Las Vegas Corporation, and Beau Rivage Resort and Casino in Biloxi, Mississippi. Mr. Shier retired from Mirage Resorts, Inc in May 2000, upon the sale of the company to MGM. Since his retirement from Mirage Resorts in May 2000, Mr. Shier had focused his efforts on private investments, and had done select gaming and hotel industry consulting and lecturing, as well as various philanthropic activities.
     Other than Mr. Shier’s employment agreement, there are no arrangements or understandings between Mr. Shier and any other person pursuant to which he was appointed a director of the Company. It is not expected that Mr. Shier will become a member of any committees of the Board of Directors. Other than the Purchase Agreement described in Item 1.01 above, there are no relationships or related transactions between Mr. Shier and the Company of the type required to be disclosed under Item 404(a) of Regulation S-K.
     The foregoing description of Mr. Shier’s employment agreement with the Company is not complete and is qualified in its entirety by reference to the full text of such employment agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
  (d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between FX Real Estate and Entertainment Inc. and Barry A. Shier, dated as of January 3, 2008.

10.2	Employment Agreement by and between FX Real Estate and Entertainment Inc. and Robert F.X. Sillerman, dated as of January 7, 2008.

10.3	Employment Agreement by and between FX Real Estate and Entertainment Inc. and Barry A. Shier, dated as of December 31, 2007.

99.1	Press Release dated January 9, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
Date: January 9, 2008	By:	/s/ Mitchell J. Nelson
Mitchell J. Nelson
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between FX Real Estate and Entertainment Inc. and Barry A. Shier, dated as of January 3, 2008.

10.2	Employment Agreement by and between FX Real Estate and Entertainment Inc. and Robert F.X. Sillerman, dated as of January 7, 2008.

10.3	Employment Agreement by and between FX Real Estate and Entertainment Inc. and Barry A. Shier, dated as of December 31, 2007.

99.1	Press Release dated January 9, 2008.